Exhibit 10.41

Nutritional, Wellness & CBD Products
Development, Manufacturing & Distribution

6601 Lyons Road, L-6 Coconut Creek, Fl 33073
Company Website: www.nutralifebiosciences.com Telephone: 1-888-509-8901 OTC Markets OTCQB: NLBS

February 12th, 2020

CONFIDENTIAL

Convertible Promissory Note

Attn: Barbara Ludwig

Address: 22 Saint Marks Place,

Massapequa, NY 11758

Re: $35,000.00 Promissory Note

FOR VALUE RECEIVED, the undersigned, (the “Maker”), hereby promises to pay to the order of Barbara Ludwig (“Payee”), the principal sum of $35,000 pursuant to the terms and conditions set forth herein.

PAYMENT OF PRINCIPAL The principal amount of this Promissory Note (the “Note shall be due and payable in one (1) lump sum payment on May 15th, 2020.

1.	EQUITY KICKER. Payee shall receive three hundred and fifty thousand (350,000) shares of the Company’s common stock as additional consideration.

2.	CONVERSION RIGHTS.
At the election of Payee, at any time prior to the Maturity Date, Payee shall have the right, to convert all of the then outstanding principal amount and any and all accrued and unpaid interest on this Note into the Maker’s Common Stock at a price of ten cents ($0.10 USD) per share.

Payee shall exercise its conversion rights by providing written notice of conversion (the “Conversion Notice”) duly executed and given by Payee to Maker’s Common Stock in accordance with the procedures set forth herein. In order to convert the outstanding principal and interest into shares of Maker’s stock, Payee shall send the Conversion Notice which shall state therein nature and amount to be converted and the name or names in which the certificate or certificates for shares of Maker’s stock are to be issued. Payee’s right to convert this note into Maker’s Common Stock will expire on the Maturity Date. In the event that Payee is converting the then outstanding principal amount and any and all accrued and unpaid interest of this Note, Payee shall surrender this Note upon issuance of the certificate(s) representing such shares in Maker. Maker shall issue and deliver to Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Maker’s stock to which Payee shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the close of business on the date of the Conversion Notice.

4.	PREPAYMENT. The Maker shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty.

5.	REMEDIES. No delay or omission on part of the holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Payee shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Payee.

6.	SUBORDINATION. The Maker’s obligations under this Promissory Note are subordinated to all indebtedness, if any, of Maker, to any unrelated third party lender to the extent such indebtedness is outstanding on the date of this Note and such subordination is required under the loan documents providing for such indebtedness.

7.	WAIVERS BY MAKER. All parties to this Note including Maker and any sureties, endorsers, and guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

8.	GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

9.	SUCCESSORS. All of the foregoing is the promise of Maker and shall bind Maker and Maker’s successors, heirs and assigns; provided, however, that Maker may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Note.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first above written.

NutraLife Biosciences, Inc. (Borrower)

By:	/s/ Edgar Ward
Edgar Ward, Chief Executive Officer